UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 16, 2020

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39300	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	*	*

* On August 11, 2020, the Nasdaq Stock Market (“Nasdaq”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist Ascena Retail Group, Inc.’s (the “Company”) common stock, par value $0.01 per share (the “common stock”), from Nasdaq. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 23, 2020, Ascena Retail Group, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”).

Also as previously disclosed, on July 23, 2020, prior to the commencement of the Chapter 11 Cases, the Company entered into a backstop commitment letter (which was amended on September 9, 2020) with certain of the Company’s creditors and/or their affiliates (the “Backstop Parties”), pursuant to which the Backstop Parties committed to provide the Company with a superpriority senior secured debtor-in-possession term loan credit facility in an aggregate amount equal to approximately $312.3 million (the “DIP Term Facility”), on the terms and conditions set forth therein, including the approval of the Bankruptcy Court.

In addition, as previously disclosed, on August 14, 2020, the Company entered into a commitment letter (the “DIP ABL Commitment Letter”) with certain lenders (the “DIP ABL Lenders”) under the Amended and Restated Credit Agreement, dated as of January 3, 2011, as further amended and restated as of February 27, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition ABL Credit Agreement”), among the Company, certain of the Company’s subsidiaries party thereto as borrowing subsidiaries, the other loan parties party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the DIP ABL Commitment Letter, and on the terms and conditions set forth therein, including the approval of the Bankruptcy Court, the DIP ABL Lenders committed to provide the Company with a superpriority senior secured debtor-in-possession asset based revolving credit facility in an aggregate amount of up to $400 million (the “DIP ABL Facility” and, together with the DIP Term Facility, the “DIP Facilities”), pursuant to which the commitments and loans of the lenders party to the Prepetition ABL Credit Agreement would convert into the DIP ABL Facility.

In connection with the Chapter 11 Cases, the Debtors filed a motion for approval of the DIP Facilities [Docket No. 18], and on September 10, 2020, the Bankruptcy Court approved such motion and entered an order approving the DIP Facilities and use of cash collateral on a final basis [Docket No. 587] (the “DIP Order”).

DIP Term Credit Agreement

In accordance with the DIP Order, on September 16, 2020, the Company and AnnTaylor Retail, Inc., as borrowers (collectively, the “DIP Term Borrowers”), entered into a Senior Secured Super-Priority Debtor-in-Possession Term Credit Agreement (the “DIP Term Credit Agreement”) with the lenders party thereto (the “DIP Term Lenders”) and Alter Domus (US) LLC, as administrative agent. Capitalized terms used but not otherwise defined in this “DIP Term Credit Agreement” section of this Current Report on Form 8-K have the meanings given to them in the DIP Term Credit Agreement. The DIP Term Borrowers’ obligations under the DIP Credit Agreement are secured by substantially all of the real and personal property of the DIP Term Borrowers and each subsidiary of the Company that are guarantors (collectively, the “DIP Term Loan Parties”), subject to certain exceptions.

The DIP Term Facility, which is governed by the DIP Term Credit Agreement, consists of (i) $150.0 million in new money term loans (the “New Money DIP Loans”) and (ii) $162.3 million of certain prepetition term loan obligations that have been rolled into the DIP Term Facility. The proceeds of the New Money DIP Loans may be used, among other things, to pay certain costs, fees and expenses related to the Chapter 11 Cases and to prepay or repay up to $50.0 million of borrowings under the ABL Credit Agreement, in all cases, subject to the terms of the DIP Term Credit Agreement.

Upon the satisfaction of certain conditions set forth in the exit facility term sheet attached to the DIP Term Credit Agreement, including the Effective Date having occurred, the DIP Term Facility will convert on a dollar-for-dollar basis into first out term loans (the “First Out Exit Term Facility”) and certain prepetition term lenders, including the DIP Term Lenders, will provide the Company with $87.7 million of last out term loans (the “Last Out Exit Term Facility” and, together with the First Out Exit Term Facility, the “Exit Term Facility”).

The maturity date of the DIP Term Facility is the date that is the earliest of (i) six months after the Effective Date, (ii) the date of the substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of an Acceptable Plan, (iii) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (iv) the date the Bankruptcy Court dismisses any of the Chapter 11 Cases, (v) the date on which the DIP Term Loan Parties consummate a sale of all or substantially all of the assets of the DIP Term Loan Parties pursuant to section 363 of the Bankruptcy Code or otherwise, and (vi) such earlier date on which the loans made under the DIP Term Credit Agreement become due and payable by acceleration or otherwise in accordance with the terms of the DIP Term Credit Agreement and the other Loan Documents.

Loans under the DIP Term Facility bear interest at a rate per annum equal to (i) in the case of a base rate loan, the base rate (which is subject to a floor of 2.00%) plus 10.75% or (ii) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 1.00%) plus 11.75%. Upon the occurrence and during the continuance of an event of default under the DIP Term Facility, the Company will be subject to a default rate of interest equal to 2.00% above the rate otherwise applicable.

Loans under the First Out Exit Term Facility will bear interest at a rate per annum equal to (i) in the case of a base rate loan, the base rate plus 10.75% or (ii) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 1.00%) plus 11.75%. Loans under the Last Out Exit Term Facility will bear interest at a rate per annum equal to (a) prior to the second anniversary of the Effective Date, (1) in the case of a base rate loan, the base rate plus 2.00% in cash and 8.00% in kind or (2) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 1.00%) plus 2.50% in cash and 8.50% in kind and (b) thereafter, (I) in the case of a base rate loan, the base rate plus 10.00% in cash or (II) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 1.00%) plus 11.00% in cash. If any principal of or interest on any loan or any fee or other amount payable under the Exit Term Facility is not paid when due, such overdue amount will be subject to a default rate of interest equal to 2.00% above the rate otherwise applicable.

The DIP Term Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the DIP Term Borrowers’ and their restricted subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Term Credit Agreement also includes representations and warranties, mandatory prepayments, affirmative covenants and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP Term Lenders’ rights or liens granted under the DIP Term Credit Agreement.

The foregoing description of the DIP Term Facility, the DIP Term Credit Agreement and the Exit Term Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Term Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.

DIP ABL Credit Agreement

In accordance with the DIP Order, on September 16, 2020, the Company and certain of its subsidiaries, as borrowers (collectively, the “DIP ABL Borrowing Parties”), and certain other subsidiaries of the Company, as guarantors (together with the DIP ABL Borrowing Parties, the “DIP ABL Loan Parties”), entered into a Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “DIP ABL Credit Agreement”) with the DIP ABL Lenders and JPMorgan Chase Bank, N.A., as administrative agent, which provides the Company with a superpriority senior secured debtor-in-possession asset based revolving credit facility of up to $400 million in the aggregate with a $200 million letter of credit sublimit. Capitalized terms used but not otherwise defined in this “DIP ABL Credit Agreement” section of this Current Report on Form 8-K have the meanings given to them in the DIP ABL Credit Agreement. The obligations under the DIP ABL Credit Agreement are secured by substantially all of the real and personal property of the DIP ABL Loan Parties, subject to certain exceptions.

Upon the satisfaction of certain conditions set forth in the DIP ABL Credit Agreement and the exit facility term sheet attached to the DIP ABL Credit Agreement, including the Effective Date having occurred, the DIP ABL Facility will convert into a $400 million senior secured asset based revolving credit facility with a $200 million sublimit for the issuance of letters of credit and a $30 million sublimit for swing line loans (the “Exit ABL Facility” and, together with the DIP ABL Facility, the “ABL Facilities”). The proceeds of the ABL Facilities may be used to pay certain costs, fees and expenses related to the Chapter 11 Cases, to repay certain prepetition indebtedness and for working capital, among other things, in all cases subject to the terms of the credit agreements governing the ABL Facilities.

The maturity date of the DIP ABL Facility is the date that is the earliest of (i) six months after the Effective Date, (ii) the date of the substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of an Acceptable Plan, (iii) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (iv) the date the Bankruptcy Court dismisses any of the Chapter 11 Cases, (v) the date on which the DIP ABL Loan Parties consummate a sale of all or substantially all of the assets of the DIP ABL Loan Parties pursuant to section 363 of the Bankruptcy Code or otherwise, and (vi) such earlier date on which the loans made under the DIP ABL Credit Agreement become due and payable by acceleration or otherwise in accordance with the terms of the DIP ABL Credit Agreement and the other Loan Documents.

Loans under the DIP ABL Facility bear interest at a rate per annum equal to (i) in the case of a base rate loan, the base rate plus 1.50% or (ii) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 0.75%) plus 2.50%. If any principal of or interest on any loan or any fee or other amount payable under the DIP ABL Facility is not paid when due, such overdue amount will be subject to a default rate of interest equal to 2.00% above the rate otherwise applicable.

Loans under the Exit ABL Facility will bear interest at a rate per annum equal to (i) in the case of a base rate loan, the base rate plus an applicable margin ranging from 1.00% to 1.50% or (ii) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 0.75%) plus an applicable margin ranging from 2.00% to 2.50%. The applicable margin is adjusted after the delivery of each compliance certificate based upon the pricing grid in the credit agreement governing the Exit ABL Facility (the “Exit ABL Credit Agreement”) and is subject to further adjustment based upon the achievement of a fixed charge coverage ratio as set forth in the Exit ABL Credit Agreement. If any principal of or interest on any loan or any fee or other amount payable under the Exit ABL Facility is not paid when due, such overdue amount will be subject to a default rate of interest equal to 2.00% above the rate otherwise applicable.

The DIP ABL Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the DIP ABL Borrowing Parties’ and their restricted subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP ABL Credit Agreement also includes representations and warranties, mandatory prepayments, affirmative covenants and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP ABL Lenders’ rights or liens granted under the DIP ABL Credit Agreement.

The foregoing description of the ABL Facilities does not purport to be complete and is qualified in its entirety by reference to the DIP ABL Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is hereby incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the DIP Term Facility, the DIP Term Credit Agreement, the DIP ABL Facility and the DIP ABL Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 21, 2020, the Company issued a press release providing an update on the Chapter 11 Cases, including entry into the DIP Term Credit Agreement and the DIP ABL Credit Agreement.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Senior Secured Super-Priority Debtor-in-Possession Term Credit Agreement, dated as of September 16, 2020, by and among Ascena Retail Group, Inc., AnnTaylor Retail, Inc., the lenders party thereto and Alter Domus (US) LLC, as administrative agent.
10.2*	Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of September 16, 2020, by and among Ascena Retail Group, Inc., the borrowing subsidiaries party thereto, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	Press Release issued September 21, 2020.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

 *      Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

(Registrant)

Date: September 21, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)